UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☒	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
Continental Materials Corporation
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CONTINENTAL MATERIALS CORPORATION

200 South Wacker Drive

Chicago, Illinois 60606

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

To the stockholders of Continental Materials Corporation (the “Company”):

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of the Company’s common stock (“Common Stock”) have given their written consent to resolutions adopted by the Company’s Board of Directors (the “Board”) adopting the Company’s 2010 Non-Employee Director Stock Plan (the “Plan”), pursuant to which the non-employee directors of the Company will henceforth receive their annual base retainer payment in the form of Common Stock, instead of cash.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

The Board has fixed the close of business on December 6, 2010 as the record date (the “Record Date”) for determining the stockholders entitled to notice of the above noted actions.  Pursuant to Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, corporate action authorized by written consent of our majority stockholders can be taken no sooner than 20 calendar days after this Information Statement is first mailed to the Company’s stockholders.  The Company anticipates that this Information Statement will be first mailed on December 10, 2010 to stockholders of record as of the Record Date.  The Plan will therefore become effective on December 30, 2010.

Delaware corporation law, the Company’s Certificate of Incorporation and the Company’s Bylaws permit the holders of a majority of our issued and outstanding Common Stock to take stockholder action by written consent. As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of a majority of our issued and outstanding Common Stock, your vote or consent is not requested or required to approve the adoption of the Plan. Accordingly, the Company will not hold a meeting of its stockholders for this purpose.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding it.

By Order of the Board of Directors,

Mark S. Nichter Secretary

Chicago, Illinois December 10, 2010

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following information is furnished as to Common Stock owned beneficially as of December 6, 2010 by (i) each director, (ii) the named executive officers, (iii) directors and named executive officers as a group, and (iv) persons that have reported beneficial ownership of more than 5% of the Common Stock.

Name and Address of Beneficial Owner	No. of Shares		Percent of Class (1)
Gidwitz Family (2) 200 South Wacker Drive, Suite 4000 Chicago, Illinois 60606	889,288	(3)	55.6%
Warren G. Lichtenstein 590 Madison Ave, 32nd Floor New York, New York 10023	144,762	(4)	9.1%
Franklin Advisory Services, LLC One Parker Plaza, 16th Floor Fort Lee, NJ 07024	130,000	(5)	8.1%
William D. Andrews	15,900		1.0%
Thomas H. Carmody	200		*
James G. Gidwitz	100,212	(3)(6)	6.3%
Betsy R. Gidwitz	6,002	(7)	*
Ralph W. Gidwitz	6,002	(8)	*
Ronald J. Gidwitz	6,002	(9)	*
Mark S. Nichter	0		*
Joseph J. Sum	19,133	(10)	1.2%
Theodore R. Tetzlaff	0		*
Peter E. Thieriot	2,000		*
Darrell M. Trent	2,000		*
All directors, nominees and named officers as a group (includes ten persons)	962,731	(11)	60.2%

Notes:

*                                         Percentage of shares beneficially owned does not exceed 1%.

(1)                                  Calculations are based on 1,598,674 shares of Common Stock outstanding as of December 6, 2010.

(2)                                  The Gidwitz Family includes James G. Gidwitz, Ronald J. Gidwitz and their three siblings, and Ralph W. Gidwitz, Betsy R. Gidwitz and their sibling. These eight family members, together with their descendants, are herein referred to as the “Gidwitz Family.” The Gidwitz Family holdings include the shares identified in the table above and directly owned by James G. Gidwitz, Betsy R. Gidwitz, Ralph W. Gidwitz and Ronald J. Gidwitz, as well as the following shares:

(a)                                  727,126 shares owned by the CMC Partnership, whose managing partners are Betsy R. Gidwitz, James G. Gidwitz, Ralph W. Gidwitz, and Ronald J. Gidwitz;

(b)                                 13,614 shares owned by the CMC-GFAM Partnership, whose beneficial owners are certain members of the Gidwitz Family, including trusts created for the benefit of the children of James G. Gidwitz and Ronald J. Gidwitz; and

(c)                                  30,330 shares held directly by members of the Gidwitz family other than named directors and executive officers listed in the security ownership table above.

With respect to the shares referenced in this Note, the beneficial owners indicated in (c) have sole voting and investment power, and the beneficial owners indicated in (a) and (b) have shared voting and investment power.  James G. Gidwitz, Betsy R. Gidwitz, Ralph W. Gidwitz and Ronald J. Gidwitz disclaim beneficial ownership of the shares referenced in this Note as indirectly owned, except to the extent of their respective beneficial ownership interests in the entities that hold such shares.  The combined reporting of the shares referenced in this Note does not constitute an admission on the part of any individual member of the Gidwitz Family that the Gidwitz Family constitutes a “group” within the meaning of SEC Rule 13D.

(3)                                  Includes 34,210 shares credited to James G. Gidwitz’s account in the Employees Profit Sharing Retirement Plan.

(4)                                  Includes 144,762 shares held by Steel Partners II, L.P. By virtue of his position with Steel Partners II, Mr. Lichtenstein has sole power to vote and dispose of such 142,762 shares, based upon a Schedule 13D/A filed with the SEC on July 17, 2009.

(5)                                  Represents ownership of 130,000 shares reported in a Schedule 13G dated December 31, 2009, by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC (FAS). According to the Schedule 13G, the shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of FRI. FAS, as the investment adviser, retains sole investment and voting power over the shares.

(6)                                  Does not include 727,126 shares held indirectly by James G. Gidwitz through CMC Partnership or 13,614 shares held indirectly by James G. Gidwitz through CMC-GFAM Partnership, over which he has shared voting and investment power.

(7)                                  Does not include 727,126 shares held indirectly by Betsy R. Gidwitz through CMC Partnership over which she has shared voting and investment power.

(8)                                  Does not include 727,126 shares held indirectly by Ralph W. Gidwitz through CMC Partnership over which he has shared voting and investment power.

(9)                                  Does not include 727,126 shares held indirectly by Ronald J. Gidwitz through CMC Partnership or 13,614 shares held indirectly by Ronald J. Gidwitz through CMC-GFAM Partnership, over which he has shared voting and investment power.

(10)                            Includes 14,133 shares credited to Joseph J. Sum’s account in the Employees Profit Sharing Retirement Plan.

(11)                            Includes 68,347 shares held by the Company’s Employees Profit Sharing Retirement Plan, which includes: (a) 34,210 shares credited to James G. Gidwitz’s account, 14,133 shares credited to Joseph J. Sum’s account; and (b) 20,054 shares credited to other employees’ accounts, as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power (with respect to certain matters) as trustees of such Plan.

The Company is not aware of any arrangement which could result in a change of control with respect to the Company.

EXECUTIVE SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Company’s principal executive officer, principal financial officer and the Company’s only other executive officer for the fiscal years ended January 2, 2010 and January 3, 2009. The amounts shown include all compensation for services to the Company and its subsidiaries in all capacities.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation (4)	Total
James G. Gidwitz	2009	$520,000	$75,000	$148,154	$743,154
Chairman and Chief Executive Officer(1)	2008	520,000		(138,034)	381,966

Joseph J. Sum	2009	239,000	24,000	57,141	320,141
Vice President and Chief Financial Officer(2)	2008	239,000		(39,861)	199,139

Mark S. Nichter	2009	141,500	11,000	16,295	168,795
Secretary and Controller(3)	2008	141,500		19,038	160,538

Notes:

(1)                                  Mr. Gidwitz, age 64, has served as a director of the Company since 1978, and has been Chairman of the Board and Chief Executive Officer of the Company since 1983.

(2)                                  Mr. Sum, age 62, currently serves as Chief Financial Officer, Vice President and Treasurer of the Company, and has been an officer of the Company since 1978. Mr. Sum has been Vice President and Treasurer of the Company since 1988. Mr. Sum previously served as Assistant Treasurer of the Company from 1978 through August 1988, Controller from 1979 through January 1989 and Secretary from 1983 through February 1993.

(3)                                  Mr. Nichter, age 59, currently serves as Secretary and Controller of the Company. Mr. Nichter has been an officer of the Company since 1989. Mr. Nichter has served as the Company’s Secretary since 1993 and Corporate Controller since 1989.

(4)                                  All Other Compensation includes other compensation not required to be included in any other column. The items comprised by these totals are set forth in the following table:

			Contributions to	Imputed Gain	Company
			Supplemental	(Loss) on	Provided Auto
		Contributions	Profit Sharing	Supplemental	or Auto
Name	Year	to 401(k) Plan	Plan	Balance (1)	Allowance (2)	Other	Total
James G. Gidwitz	2009	$7,350	$8,250	$98,601	$33,953	None	$148,154
	2008	6,900	10,950	(191,642)	35,758	None	(138,034)

Joseph J. Sum	2009	7,170	—	46,792	3,179	None	57,141
	2008	6,900	1,170	(56,700)	8,769	None	(39,861)

Mark S. Nichter	2009	4,245	None	None	12,050	None	16,295
	2008	4,458	None	None	14,580	None	19,038

Notes:

(1)                                  The imputed gain or loss is determined by applying the same rate of return to the deferred balances as the employee has realized on his 401(k) Plan investments exclusive of investments in the Company’s common stock, if any.

(2)                                  The amounts paid to Messrs. Gidwitz, Sum and Nichter represent payments to them from which they, in turn, reimbursed the Company for the annual amount expended for the leased cars. The 2009 amounts included a gross-up for taxes of $13,394, $1,190 and $3,910, respectively. The 2008 amounts included a gross-up for taxes of $14,107, $3,284 and $4,731, respectively.

Retirement Benefits

401(k) Plan:  The Company has various contributory profit sharing retirement plans qualified pursuant to Internal Revenue Code Section 401(k) for the benefit of qualifying employees, including the named executives. Up until March 2010, the Company matched employees’ contributions up to 3%. Due to the difficult economy and the poor results of operations, the Company suspended the 3% match. The Compensation Committee, together with management, will review all of the relevant factors, primarily profitability, at the end of the Company’s current fiscal year and decide whether to make a contribution for the year.

Unfunded Supplemental Profit Sharing Plan:  The Company also maintains an unfunded supplemental profit sharing plan for salaried employees which enables the Company to pay, to any person whose contribution to the 401(k) plan has been restricted as a result of the limitations imposed by Section 401 of the Internal Revenue Code, an amount equal to the difference between the amount the person would have received as Company matching contributions to his account under the 401(k) plan had there been no limitations and the amount the person will actually receive under the 401(k) plan giving effect to the limitations.

The supplemental plan provides for the employees’ balances to be credited or charged with a gain or loss determined by applying the same rate of return to the deferred balances as the employees realized on their 401(k) plan investments exclusive of investments in Common stock.

The supplemental plan is unfunded, and amounts owed to the employees covered thereby are considered to be general obligations of the Company. The supplemental plan was amended in 2007 to remain in compliance with Internal Revenue Service Rule 409A. Two separate plans were created for each participant whose account was credited with contributions both before and after December 31, 2004. The original supplemental plan for contributions made prior to 2005 was amended to add provisions which allow an employee to take an in-service withdrawal of amounts accumulated in the supplemental plan prior to December 31, 2004 provided the employee forfeits 10% of his then-current supplemental plan account balance. The forfeited amount reverts back to the Company. The new supplemental plan for contributions after 2004 does not permit in-service withdrawals. Contributions and earnings or loss imputed on the balance are disclosed in the table above.

Equity Compensation Plans

The Company currently has no equity compensation plans.

DIRECTOR COMPENSATION

The Company’s policy has been to pay each director who is not an officer or employee of the Company a base retainer (the “Base Non-Employee Director Retainer Fee”) of $15,000 per year, plus the following fees:

•                  $750 for each Board meeting attended;

•                  $750 for each committee meeting attended;

•                  $6,000 Audit Committee chair retainer fee; and

•                  $3,000 retainer fee for all other committee chairs.

At the Board’s December 2008 meeting, the Board, in an acknowledgement of the difficult year and the operating challenges facing the Company, voted unanimously to reduce the Base Non-Employee Director Retainer Fee by 25% for fiscal 2009.  At its March 2010 meeting, the Board voted unanimously to extend the reduction for the current fiscal year.  Absent Board action further extending the reduction, or approving an increase, and the Base Non-Employee Director

Retainer Fee would revert to $15,000 for fiscal 2011, but for the adoption of the Plan as described below.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended January 2, 2010. The Company does not currently compensate the Board members except as discussed above.

Name (1)	Total Fees Earned or Paid in Cash (2)
William D. Andrews	$14,250
Thomas H. Carmody	21,000
Betsy R. Gidwitz	12,000
Ralph W. Gidwitz	14,250
Ronald J. Gidwitz	14,250
Theodore R. Tetzlaff	18,000
Peter E. Thieriot	25,500
Darrell M. Trent	18,750

Notes:

(1)                                  James G. Gidwitz, Chief Executive Officer and Chairman of the Board, is not included in this table as he is an executive officer and employee of the Company and receives no additional compensation for his service as director. Mr. Gidwitz’s compensation is shown in the above Executive Summary Compensation Table.

(2)                                  None of the directors received perquisites or other personal benefits.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There are no interlocks or other relationships among the Company’s executive officers and directors that are required to be disclosed under applicable executive compensation disclosure requirements.

PROPOSAL

2010 NON-EMPLOYEE DIRECTOR STOCK PLAN

As noted above, the Company’s policy has been to pay each director who is not an officer or employee of the Company the Base Non-Employee Director Retainer Fee in cash.  On December 6, 2010, the Board adopted the 2010 Non-Employee Director Stock Plan (the “Plan”), subject to stockholder approval.  Under the Plan, the Company will pay the Base Non-Employee Director Retainer Fee in the form of Common Stock, instead of cash, and in an amount of Common Stock that more accurately reflects the contributions of the Company’s non-employee directors to the Company.  The following is a summary of principal features of the Plan. This summary is qualified in all respects to the Plan itself, a copy of which is attached hereto as Exhibit A.

Stockholder Approval

Stockholders holding a majority of the shares of the Company’s Common Stock adopted the Plan by written consent as of December 6, 2010.  The consent will be effective on December 30, 2010 (the 20th day following the mailing of this Information Statement).

Purpose

The primary purpose of the Plan is to attract and retain the best available individuals for service on the Board, and to further align the long-term interests of the directors with those of the Company’s stockholders, by granting shares of Common Stock as director compensation instead of an annual director fee.  The Board believes it is desirable that individuals who serve as non-employee directors have a financial interest in the Company’s performance.  The Plan will have the incidental benefit of conserving the Company’s cash for business purposes other than compensation of non-employee directors.

Administration

The Plan will be administered by (a) the Board or (b) the Board’s Compensation Committee or another committee appointed by the Board.  If administered by a committee, such committee must be composed solely of two or more “non-employee directors,” as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934 (as the case may be, the “Committee”).  In the event that any member of the Board is not a non-employee director, as so defined, the Plan must be administered by the Committee.  All questions of interpretation of the Plan will be determined by the Board or the Committee, and such decisions will be final and binding upon all participants.

Effective Date

The Plan will become effective as of December 30, 2010, concurrently with the effectiveness of the stockholder consent approving it.

Grants of Common Stock

Current Fiscal Year: The Company will issue 1,500 shares of Common Stock to each non-employee director promptly following the effectiveness of the Plan, instead of paying the portion of the Base Non-Employee Director Retainer Fee for the current fiscal year that remains outstanding ($5,625 per director).  The fair market value of this grant, determined by reference to the closing price of the Company’s Common Stock as quoted on the NYSE Amex exchange as of December 6, 2010, $15.98 per share, is approximately $23,970 per director.

Future Fiscal Years: In future fiscal years, the Company will issue Common Stock under the Plan instead of cash in payment of the entire Base Non-Employee Director Retainer Fee.  The number of shares of Common Stock to be issued for each fiscal year will be determined annually, and such shares will be issued annually, semiannually or quarterly, on dates determined by the Board or the Committee.  The fair market value of such shares is likely to exceed the amount of the Base Non-Employee Director Retainer Fee currently paid in cash.  All participants will receive an equal number of shares in any fiscal year, provided that no director who leaves the Board for any reason during a fiscal year will be entitled to participate in issuances of Common Stock scheduled for a date following his or her departure.

Eligibility

All non-employee members of the Board are eligible to participate in the Plan.  Members of the Board who are executive officers or employees of the Company are not currently eligible to receive the Base Non-Employee Director Retainer Fee and, therefore, will not be permitted to participate in the Plan.

Stock Subject to Plan

The aggregate amount of Common Stock subject to the Plan will not exceed 150,000 shares.  However, if any change is made to the Common Stock subject to the Plan, whether by reason of recapitalization, stock split or reverse split, combination or exchange of shares, or similar capital change affecting the Common Stock, the Board is authorized to make appropriate adjustments to the maximum number of shares subject to the Plan.  The Board at all times is required to reserve a number of shares sufficient for issuance under the Plan.

Restrictions on Resale

Members of the Board are deemed to be “affiliates” of the Company as that term is defined under the Securities Act of 1993 (the “Securities Act”).  Therefore, the Common Stock granted under the Plan may be reoffered or resold only pursuant to an effective registration statement or pursuant to SEC Rule 144 promulgated pursuant to the Securities Act or another exemption from the registration requirements of the Securities Act.

Section 16(b) Compliance

Stockholder approval of the Plan exempts the acquisition of Common Stock pursuant to the Plan by a director from the provisions of Section 16(b) of the Securities Exchange Act of 1934 and the regulations thereunder (together, “Section 16(b)”).  Section 16(b) provides, among other things, that a director who, within a six-month period, purchases and sells (or sells and purchases) the stock of a corporation for which he or she serves as a director is liable to the corporation for the difference between the purchase price and the sale price.

Amendments and Termination

The Board may from time to time alter, amend, suspend, or discontinue the Plan. Unless terminated earlier by the Board, the Plan will terminate when there are no shares of Common Stock available under the Plan, absent shareholder approval of an amendment to the Plan increasing the number of shares of Common Stock available thereunder.

FEDERAL INCOME TAX ASPECTS OF THE PLAN

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANTING OF COMMON STOCK UNDER THE PLAN.  THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Under the current provisions of the Internal Revenue Code of 1986 (as amended to date, the “Code”), a non-employee director will realize taxable compensation equal to the fair market value of the Common Stock granted in payment of his or her Base Non-Employee Director Retainer Fee as of the date of grant.  The tax basis for such Common Stock will equal such fair market value.  If such Common Stock is subsequently sold, the non-employee director will realize a capital gain (or loss) equal to an amount which the proceeds of the sale exceed (or are less than) the basis for such Common Stock.

The Company will generally be entitled to a tax deduction in the amount of the taxable compensation realized by its non-employee directors with respect to grants of Common Stock pursuant to the Plan.

The Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

NEW PLAN BENEFITS TABLE

The table below summarizes the benefits and amounts that the individuals and groups listed below will receive under the Plan in each fiscal year:

Name and Position	Dollar Value		Number of Shares of Common Stock Granted Under the Plan
James G. Gidwitz, Chairman and Chief Executive Officer(1)	0		0
Joseph J. Sum, Vice President and Chief Financial Officer(2)	0		0
Mark S. Nichter, Secretary and Controller(3)	0		0
All current executive officers as a group (3 people)	0		0
All current directors who are not executive officers as a group (8 people)	not presently determinable	(4)	not presently determinable	(4)

Notes:

(1)                                  Mr. Gidwitz, age 64, has served as a director of the Company since 1978, and has been Chairman of the Board and Chief Executive Officer of the Company since 1983.

(2)                                  Mr. Sum, age 62, currently serves as Chief Financial Officer, Vice President and Treasurer of the Company, and has been an officer of the Company since 1978. Mr. Sum has been Vice President and Treasurer of the Company since 1988. Mr. Sum previously served as Assistant Treasurer of the Company from 1978 through August 1988, Controller from 1979 through January 1989 and Secretary from 1983 through February 1993.

(3)                                  Mr. Nichter, age 59, currently serves as Secretary and Controller of the Company. Mr. Nichter has been an officer of the Company since 1989. Mr. Nichter has served as the Company’s Secretary since 1992 and Corporate Controller since 1989.

(4)                                  Each non-employee director will receive a grant of Common Stock as payment of the Base Non-Employee Director Retainer Fee in an amount of shares determined by the Board on an annual basis.

Interest of Certain Persons in the Plan

No director or executive officer has any substantial interest, direct or indirect, in the Plan, although non-employee directors will be eligible to receive awards under the Plan.   The Company has not received any notice of opposition to the Plan.

No Dissenters Rights

Under Delaware corporate law, the Company’s stockholders are not entitled to dissenters’ rights with respect to the adoption of the Plan.

Householding of Stockholder Materials

In some instances the Company may deliver only one copy of this Information Statement to multiple stockholders sharing a common address.  If requested by phone or in writing, the Company will promptly provide a separate copy to a stockholder sharing an address with another stockholder.  Requests by phone should be directed to Mark S. Nichter, our Secretary, at (312) 541-7207, and requests in writing should be sent to Continental Materials Corporation, Attention: Corporate Secretary, 200 S. Wacker Dr., Suite 4000, Chicago, Illinois 60606.  Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to the Company at the above address.

EXPENSES OF INFORMATION STATEMENT

The entire expense of preparing, printing and mailing this Information Statement will be borne by the Company.

By Order of the Board of Directors,

James G. Gidwitz Chairman of the Board

Chicago, Illinois December 10, 2010

2010 NON-EMPLOYEE DIRECTORS STOCK PLAN

1.                                       Purpose.  The purpose of the Continental Materials Corporation 2010 Non-Employee Director Stock Plan (the “Plan”) is to provide a means for non-employee directors of Continental Materials Corporation to increase their proprietary interest in the Company’s growth and success as the owners of additional common stock of the Company (“Common Stock”), thereby further aligning their interests with the long-term interests of the Company’s stockholders.

2.                                       Definitions.

(a)                                  “Base Non-Employee Director Retainer Fee” means the base retainer fee paid to non-employee directors of the Company for a fiscal year, as determined by the Board from time to time.

(b)                                 “Board” means the Company’s Board of Directors.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d)                                 “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer this Plan, in either case composed solely of two or more “non-employee directors,” as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Exchange Act.

(e)                                  “Company” means Continental Materials Corporation and its subsidiaries including subsidiaries of subsidiaries.

(f)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(g)                                 “Grant” means a grant of Common Stock to a Participant pursuant to this Plan.

(h)                                 “Participant” means a non-employee director of the Company.

(i)                                     “Securities Act” means the Securities Act of 1933, as amended from time to time.

3.                                       Participation.  Every Participant shall automatically participate in this Plan until the earliest of his or her retirement, resignation, non-reelection, disability or death.

4.                                       Grants.   Commencing with the Company’s fiscal year ending December 31, 2011, each Participant shall be awarded a Grant instead of a cash payment of his or her Base Non-Employee Director Retainer Fee.  The number of shares of Common Stock to be issued as the Base Non-Employee Director Retainer Fee, and the frequency of issuance thereof, which may be annual, semi-annual or quarterly, shall be as determined by the Board or the Committee on an annual basis.  In addition, each Participant shall be awarded a Grant of 1,500 shares of Common Stock in payment of the unpaid portion of his or her Base Non-Employee Director Retainer Fee for the fiscal year ending January 1, 2011.  All Participants shall receive an equal number of shares with respect to any fiscal year, provided that no Participant who leaves the Board for any reason during a fiscal year shall be entitled to share issuances scheduled for a date following his or her departure.  All Common Stock issued under this Plan shall be deemed fully-earned as of the date of issuance and shall vest immediately.

5.                                       Taxes.  Each Participant is solely responsible for calculation and payment of his or her tax liability in respect of any Grant pursuant to this Plan.

6.                                       Administration.  This Plan shall be administered by the Board or the Committee.  In the event that any member of the Board is at any time not a “non-employee director,” as defined in Rule 16b-3 promulgated pursuant to the Exchange Act, this Plan shall be administered only by the Committee.  Subject to the provisions of this Plan, the Board and/or the Committee, as applicable, shall have authority to (a) determine the fair market value of the Common Stock; (b) determine the number of shares of Common Stock to be included in any Grant; (c) construe and interpret this Plan; (d) promulgate, amend and rescind rules and regulations relating to the administration of this Plan, and correct defects, omissions and inconsistencies in this Plan or any Grant; and (e) make all other determinations necessary or advisable for the administration of this Plan.  The interpretation and construction by the Board or the Committee of any provisions of this Plan or selection of Participants shall be conclusive and final.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Grant made thereunder.

7.                                       Stock Subject to Grants.

(a)                                  Common Stock subject to Grants may be either unissued or treasury stock.

(b)                                 Subject to adjustment as provided in subsection 7(d), the total number of shares of Common Stock which may be subject to Grants under this Plan shall not exceed 150,000.  Any shares of Common Stock issued pursuant to a Grant and subsequently repurchased by the Company shall be available for future Grants as though not previously covered by a Grant.

(c)                                  The Company shall reserve and keep available at all times during the term of this Plan such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan.  If, after reasonable efforts, which efforts shall not include the registration of this Plan or Grants under the Securities Act, the Company is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares of Common stock hereunder, the Company shall be relieved of any liability with respect to its failure to issue such shares of Common Stock for which such requisite authority was so deemed necessary unless and until such authority is obtained.

(d)                                 In the event of any change in the Company’s outstanding Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee may adjust proportionally the number of shares of Common Stock reserved under this Plan.  In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to the holders of Common Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event.

8.                                       Securities Law Compliance.

(a)                                  The Common Stock issued under this Plan will be issued pursuant to an exemption from the registration requirements of the Securities Act.  Accordingly, such Common Stock must be held indefinitely unless it is registered or an exemption from registration becomes available under the Securities Act.  The Company is under no obligation to facilitate resale of such Common Stock whether by registration, pursuant to Rule 144 under the Securities Act, or otherwise.  If Rule 144 is available for resale of such Common Stock, such sales may be subject to specific holding periods, volume restrictions and other restrictions.  The Company may require a Participant who desires to transfer Common Stock granted under this Plan to furnish an opinion of counsel reasonably acceptable to the Company that no registration under the Securities Act is required.

(b)                                 By accepting a Grant, each Participant represents and warrants to the Company that he or she:

(i)                                     will acquire and hold the Common Stock issued to him or her hereunder for his or her own account for investment and not with the view toward resale or distribution except in accordance with federal and state securities laws; and

(ii)                                  will not directly or indirectly distribute or otherwise transfer any interest in Common Stock acquired under this Plan except pursuant to (A) an effective and current registration statement under the Securities Act covering the Common Stock, or (B) a specific exemption from registration thereunder.

9.                                       Miscellaneous.

(a)                                  This Plan does not create any obligation of the Board to nominate a Participant for re-election by the Company’s stockholders.

(b)                                 A Participant has no rights with respect to Common Stock issuable pursuant to this Plan unless and until shares are allocated and issued to him or her.

(c)                                  None of the benefits under this Plan are subject to the claims of creditors of a Participant or his or her beneficiaries, nor are they subject to attachment, garnishment or other legal process.  Neither a Participant nor his or her beneficiary may assign, sell, pledge or otherwise encumber a beneficial interest in this Plan.

10.                                 Amendment, Modification, Suspension or Discontinuance of this Plan.  The Board or the Committee, as applicable, may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Grants,

2

suspend or terminate this Plan or revise or amend it in any respect whatsoever, except that without the approval of the stockholders of the Company, no such revision or amendment shall (i) increase the number of shares of Common Stock subject to this Plan (except as provided in subsection 7(d)), or (ii) change the class of persons eligible to receive Grants under this Plan.  No Grant may be issued while this Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while this Plan is in effect shall not be impaired by suspension or termination of this Plan.

11.                                 Effective Date, Stockholder Approval, and Termination.  This Plan shall be effective if approved by the holders of a majority of the outstanding Common Stock at a special meeting called for such purpose or by written consent in lieu thereof.  Once so approved by the stockholders, this Plan shall be effective upon the date determined by the Board.  Unless terminated earlier by the Board or the Committee, this Plan shall be effective until there are no longer shares of Common Stock available hereunder, absent stockholder approval of an amendment hereto increasing the number of shares of Common Stock available hereunder.

12.                                 Governing Law.  This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Delaware.

3